Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-189711, 333-189712, 333-189716, 333-196054, 333-203912, 333-211117 and 333-230234 on Form S-8 of our reports relating to the consolidated financial statements of Mallinckrodt plc, and the effectiveness of Mallinckrodt plc’s internal control over financial reporting dated March 10, 2021, appearing in the Annual Report on Form 10-K of Mallinckrodt plc for the fiscal year ended December 25, 2020.

/s/ DELOITTE & TOUCHE LLP
St. Louis, Missouri
March 10, 2021